Exhibit 10.35

NOTE

Issuer: ORBITZ WORLDWIDE, LLC

Amount:  $25,198,478

January 26, 2007

FOR VALUE RECEIVED, the undersigned, ORBITZ WORLDWIDE, LLC (the “Obligor”) hereby unconditionally promises to pay, on the date that is 7.5 years from the Closing Date (the “Maturity Date”) to GALILEO INTERNATIONAL, INC., a Delaware corporation (the “Lender”), or its registered assigns in lawful money of the United States of America and in immediately available funds, the principal amount of TWENTY FIVE MILLION ONE HUNDRED NINETY-EIGHT THOUSAND FOUR HUNDRED SEVENTY EIGHT DOLLARS ($25,198,478). The Obligor promises also to pay interest on the unpaid principal amount of such loan and advance in like money from the date of such loan and advance until paid at a rate equal to 10.25% per annum. Capitalized Terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time), dated as of August 23, 2006, between TDS Investor Corporation, TDS Investor (Bermuda) Ltd., Waltonville Limited, the Lenders and Agents parties thereto and UBS AG, Stamford Branch, as Administrative Agent.

This Note shall be prepayable in whole or in part at any time at the option of the Obligor.

The undersigned waives diligence, presentment, demand for payment, any other demand, protest, notice of dishonor, notice of presentment, notice of demand or notice of protest and all other notices with respect to this Note and agrees to continue to remain bound for the payment of principal under this Note until such time as this Note is paid in full.

Upon the commencement of any bankruptcy, composition, adjustment of debt, relief of debtors, involuntary dissolution, insolvency or involuntary liquidation or similar proceeding under the laws of any jurisdiction with respect to the Obligor, the unpaid principal amount hereof, shall become immediately due and payable.

Any term of this Note may be amended or waived with the written consent of the parties.

No action, delay or omission by the Lender shall constitute a waiver of any of the rights or privileges of the Lender under this Note nor shall any single or partial exercise of any such right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege. All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ORBITZ WORLDWIDE, LLC

By:	/s/ Kevin P. Monaco
Name: Kevin P. Monaco
Title: Senior Vice President

GALILEO INTERNATIONAL, INC.

By:	/s/ Gary A. Henningsen
Name: Gary A. Henningsen
Title: Group Vice President